ADAMIS PHARMACEUTICALS CORPORATION 8-K

EXHIBIT 5.1

July 29, 2016

Adamis Pharmaceuticals Corporation

11682 El Camino Real, Suite 300

San Diego, CA 92103

Ladies and Gentlemen:

We act as counsel to Adamis Pharmaceuticals Corporation, a Delaware corporation (the “Company”), in connection with: (i) preparing and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), a Registration Statement on Form S-3 (File No. 333-196976) (such registration statement as amended or supplemented from time to time, the “Registration Statement”), as declared effective on July 2, 2014, and the prospectus of the Company included in the Registration Statement (the “Base Prospectus”); and (ii) preparing and filing a prospectus supplement to the Base Prospectus dated July 29, 2016 (the “Prospectus Supplement”), pertaining to the issuance and sale by the Company of up to 3,573,255 units (“Units”), with each Unit consisting of one share of common stock, par value $0.0001 per share (“Common Stock”), and a warrant (“Warrant”) to purchase one share of common stock at an exercise price of $2.98 per share of common stock (“Warrant Shares”).

For the purpose of rendering this opinion, we examined originals or copies of such documents as deemed to be relevant. In conducting our examination, we assumed, without investigation, the genuineness of all signatures, the correctness of all certificates, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted as certified or photostatic copies, and the authenticity of the originals of such copies, and the accuracy and completeness of all records made available to us by the Company. In addition, in rendering this opinion, we assumed that the Units, Common Stock, Warrants and Warrant Shares will be offered in the manner and on the terms identified or referred to in the Registration Statement, the Base Prospectus, and the Prospectus Supplement, including all supplements and amendments thereto.

We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein with concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California and of the Delaware General Corporation Law, the Delaware constitution and reported judicial decisions relating thereto.

Adamis Pharmaceuticals Corporation
July 29, 2016

Based upon and subject to the foregoing, after giving due regard to such issues of law as we deemed relevant, and assuming that the Registration Statement remains effective, and the Base Prospectus and Prospectus Supplement delivery requirements with respect thereto, fulfill all of the requirements of the Securities Act throughout all periods relevant to the opinion, we are of the opinion that (i) the Common Stock has been duly authorized for issuance and, when issued, delivered and paid for in accordance with and in the manner described in the Registration Statement, the Base Prospectus and Prospectus Supplement, the Common Stock will be validly issued, fully paid and nonassessable; (ii) the Warrants have been duly authorized for issuance and, when issued, delivered and paid for in accordance with the in accordance with and in the manner described in the Registration Statement, Base Prospectus and Prospectus Supplement, the Warrants will be validly issued and will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium and similar laws affecting creditors’ rights generally and equitable principles of general applicability; and (iii) the Warrant Shares, when issued and sold by the Company and delivered by the Company against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement, the Base Prospectus, and Prospectus Supplement, the Warrant Shares will be validly issued, fully paid and non-assessable.

We hereby consent in writing to the use of our opinion as an exhibit to the Registration Statement, Base Prospectus and Prospectus Supplement, and any amendment thereto. By giving such consent, we do not thereby admit that we come within the category of persons where consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Sincerely,

/s/ weintraub|tobin

Weintraub Tobin Chediak Coleman Grodin